UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 15, 2017

Civista Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	( IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 15, 2017, the Board of Directors (the “Board”) of Civista Bancshares, Inc. (“Civista”) elected M. Patricia Oliver to fill a vacancy on the Board created by the Board increasing the Board size from eight to nine members. Mrs. Oliver is an attorney with extensive experience representing financial institutions. Since 2014, she has been a partner at Tucker Ellis LLP and has served as the chair of the firm’s Financial Services Industry Team. Mrs. Oliver’s term as a Civista director will commence on September 1, 2017 and continue until the 2018 Annual Meeting of Shareholders. It is expected that she will be nominated by the Board to stand for reelection at Civista’s 2018 Annual Meeting of Shareholders. Mrs. Oliver was appointed to the Board’s Nominating and Corporate Governance Committee and will also serve as a member of the board of directors of Civista Bank (the “Bank”).

For her service as a director Mrs. Oliver will receive, on a pro rata basis, the director retainer compensation described in Civista’s 2017 proxy statement. Directors of Civista are not paid any fees for their service on Civista’s Board. Rather, each non-employee director of the Bank receives a retainer, which is paid in Civista stock, for service on the board of directors of the Bank. Members of the Bank’s board of directors also receive meeting fees for each Bank board of director and committee meeting attended. During 2017, Tucker Ellis acted as Civista’s legal counsel in connection with Civista’s 2017 public offering of common shares. In 2017 Civista has paid legal fees to Tucker Ellis of approximately $141,000. Mrs. Oliver is only one of Tucker Ellis’s 80 plus partners.

A copy of the press release announcing Mrs. Oliver’s election is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Civista Bancshares, Inc. is a $1.5 billion financial holding company headquartered in Sandusky, Ohio and may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibit 99.1 press release announcing the election of M. Patricia Oliver to the Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Civista Bancshares, Inc.
(Registrant)

Date: August 17, 2017	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President and Controller